Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-284347) of Flowco Holdings Inc. of our report dated March 19, 2025 relating to the financial statements of Flowco MergeCo LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 19, 2025